Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com

State Bank Reports Second Quarter Financial Results;
Organic Loans Now Represent More Than Half of Total Loans

ATLANTA, July 30, 2012 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended June 30, 2012. Net income for the second quarter was $11.0 million, up from $5.1 million in the first quarter. Fully diluted earnings per share were $.34 for the second quarter compared to $.16 in the first quarter of 2012.

Commenting on these results, Joe Evans, Chairman and CEO, said, "This quarter's results reflect both the fundamental strength of our franchise and the inherent volatility of loss share accounting. Core operating highlights on a linked quarter basis include: lower expenses, lower funding costs and strong organic loan growth, which are all the direct result of solid execution by our State Bank team members. Net income for the quarter also benefited from higher accretion income due to faster than anticipated pay offs and lower than predicted losses on covered loans."

Total assets at quarter-end were $2.67 billion, relatively flat compared to $2.68 billion at the end of the first quarter. Total net loans were $1.49 billion, up $9.0 million from the first quarter. Loans not covered by loss share agreements with the FDIC grew $78.2 million in the second quarter of 2012 to $881.1 million. Noncovered loans now comprise 56.2% of State Bank's total gross loans. A reclassification of March 31, 2012 loan balances now reflects $101.9 million of organic loan growth in the first quarter, versus the $53.6 million previously reported.

Total deposits at quarter-end were $2.17 billion, down from $2.19 billion at the end of the first quarter. This decrease was the result of continued active management of higher cost interest-bearing deposits with outflows centered in money market balances. Noninterest-bearing deposits grew by $30.2 million, or 9.7%, in the second quarter. Cost of funds for the quarter was 47 basis points, a five basis point improvement from the first quarter of 2012.

Tangible book value per share increased to $12.99 in the first quarter, up $.37, or 2.9%, from the first quarter. State Bank Financial Corporation continues to be well capitalized, finishing the quarter with a leverage ratio of 15.24% and a Tier I risk-based capital ratio of 31.45%.

Net interest income was $46.4 million in the second quarter of 2012, up from $35.5 million in the first quarter of 2012. The $10.9 million linked quarter increase was primarily driven by accretion on covered loans rising $8.7 million. The higher accretion was driven by covered loans that paid off earlier and with lower losses than expected based on previous cash flow assumptions. Net interest income also benefited from income on noncovered loans being up $1.9 million and interest expense being down $286 thousand.

Provision for loan losses on noncovered loans was $2.1 million in the second quarter, up from $1.5 million in the first quarter, the result of loan growth and continued stable credit quality metrics in that portfolio. Provision for loan losses on covered loans was $2.9 million in the second quarter, up from negative $1.3 million in the first quarter.

Total noninterest income was negative $1.2 million in the second quarter compared to negative $3.8 million in the first quarter of 2012. Amortization of the indemnification asset was negative $4.0 million for the second quarter. Though down from the first quarter amount of negative $7.0 million, the amortization of the indemnification asset continued to negatively impact noninterest income. While detrimental to near-term earnings, this change reflects a more positive view of covered loan asset quality, and therefore fewer reimbursement claims planned to be made to the FDIC. The amortization of the indemnification asset is linked with increased accretion income on covered loans that are experiencing improving credit quality trends, and amortization is expected to decline over time unless asset quality trends further improve.

Noninterest expense for the second quarter was $22.4 million, down from $23.2 million in the first quarter of 2012 primarily due to lower net other real estate owned costs, which were $458 thousand in the second quarter compared to $2.1 million in the first quarter. Data processing expense was $529 thousand lower in the second quarter due to conversion costs incurred in the first quarter related to the two FDIC assisted transactions announced in the fourth quarter of 2011. These linked quarter positive expense trends were partially offset by higher legal and professional fees, up primarily from consulting costs and investments in customer relationship management technology.

Detailed Results

Supplemental tables displaying financial results for second quarter 2012 and the previous four quarters are included with this press release.

Conference Call

State Bank Vice Chairman and Chief Operating Officer Dan Speight, Vice Chairman, President and Chief Credit Officer Kim Childers, and Executive Vice President and Chief Financial Officer Tom Callicutt will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. EDT. The dial in number is 1.888.612.1053. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the investors section on the company's website at www.statebt.com. A slide presentation for today's call is available in the investors section on the company's website at www.statebt.com.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.67 billion in assets as of June 30, 2012. State Bank has locations in Metro Atlanta and Middle Georgia. State Bank Financial Corporation is headquartered in Atlanta, Georgia and State Bank and Trust Company is headquartered in Macon, Georgia.

State Bank was named the best performing community bank in the United States for 2011 by SNL Financial LC for banks between $500 million and $5 billion in assets.

Since 2009 State Bank has been an active acquirer of the assets and deposits of failed banks in Metro Atlanta and Middle Georgia. To date, State Bank has completed 12 transactions facilitated by the Federal Deposit Insurance Corporation.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation 2Q12 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						2Q12 Change vs.
(Dollars in thousands, except per share data)	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
INCOME STATEMENT HIGHLIGHTS
Total interest income on invested funds	$3,027	$3,005	$3,154	$3,040	$2,768	$22	$259
Interest income on noncovered loans, including fees	13,722	11,834	12,486	10,096	9,174	1,888	4,548
Accretion income on covered loans	32,191	23,490	29,408	36,938	25,139	8,701	7,052
Total interest expense	2,566	2,852	3,595	4,603	6,457	(286)	(3,891)
Net interest income	46,374	35,477	41,453	45,471	30,624	10,897	15,750
Provision for loan losses (noncovered loans)	2,125	1,535	2,868	1,060	1,593	590	532
Provision for loan losses (covered loans)	2,902	(1,283)	16,768	2,815	451	4,185	2,451
Noninterest income	(1,243)	(3,778)	18,783	6,689	7,835	2,535	(9,078)
Noninterest expense	22,426	23,213	27,227	21,789	23,094	(787)	(668)
Income before income taxes	17,678	8,234	13,373	26,496	13,321	9,444	4,357
Income tax expense	6,647	3,096	4,284	9,392	4,739	3,551	1,908
Net income	$11,031	$5,138	$9,089	$17,104	$8,582	$5,893	$2,449
COMMON STOCK DATA
Basic earnings per share	$.35	$.16	$.29	$.54	$.27	$.19	$.08
Diluted earnings per share	.34	.16	.28	.53	.26	.18	.08
Book value per share at period end	13.24	12.88	12.52	12.27	11.85	.36	1.39
Tangible book value per share at period end	12.99	12.62	12.26	12.00	11.57	.37	1.42
Market price at period end	15.16	17.51	15.11	12.62	16.37	(2.35)	(1.21)
Period end shares outstanding	31,721,236	31,721,236	31,721,236	31,721,236	31,611,581	—	109,655
Weighted average shares outstanding:
Basic	31,613,581	31,611,603	31,611,581	31,611,581	31,611,358	1,978	2,223
Diluted	32,776,553	32,777,121	32,586,069	32,413,101	32,717,755	(568)	58,798
AVERAGE BALANCE SHEET HIGHLIGHTS
Noncovered loans, net of unearned income	$840,428	$740,905	$709,071	$601,610	$499,463	$99,523	$340,965
Covered loans	707,273	788,511	818,901	768,878	825,879	(81,238)	(118,606)
Loans, net of unearned income	1,547,701	1,529,416	1,527,972	1,370,488	1,325,342	18,285	222,359
Assets	2,691,432	2,660,418	2,857,643	2,711,296	2,720,112	31,014	(28,680)
Deposits	2,190,364	2,203,564	2,404,501	2,298,343	2,306,532	(13,200)	(116,168)
Liabilities	2,271,111	2,253,317	2,461,147	2,332,119	2,348,973	17,794	(77,862)
Equity	420,321	407,101	396,496	379,177	371,139	13,220	49,182
Tangible common equity	412,222	398,751	387,784	370,545	362,274	13,471	49,948
KEY METRICS
Return on average assets	1.65%	.78%	1.26%	2.50%	1.27%	.87%	.38%
Return on average equity	10.56	5.08	9.09	17.90	9.27	5.48	1.29
Yield on earning assets	9.34	7.60	8.37	9.36	7.27	1.74	2.07
Cost of funds	.47	.52	.60	.79	1.12	(.05)	(.65)
Rate on interest-bearing liabilities	.55	.60	.69	.89	1.25	(.05)	(.70)
Net interest margin	8.85	7.03	7.70	8.50	6.00	1.82	2.85
Average equity to average assets	15.62	15.30	13.87	13.99	13.64	.32	1.98
Leverage ratio	15.24	15.06	13.76	14.16	13.49	.18	1.75
Tier I risk-based capital ratio	31.45	32.92	33.84	33.78	34.80	(1.47)	(3.35)
Total risk-based capital ratio	32.77	34.22	35.15	35.03	35.46	(1.45)	(2.69)
Efficiency ratio (1)	49.63	73.10	45.15	41.73	59.96	(23.47)	(10.33)
Average loans to average deposits	70.66	69.41	63.55	59.63	57.46	1.25	13.20
Noninterest-bearing deposits to total deposits	15.85	14.30	12.93	11.70	10.85	1.55	5.00
Nonperforming loans to total noncovered loans (2)	.52	.49	.31	.36	.64	.03	(.12)
Nonperforming assets to loans + ORE:
Noncovered	.63	.60	.48	.52	.77	.03	(.14)
Covered	8.07	7.87	9.42	10.95	11.21	.20	(3.14)

(1)  Calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 2Q12 Financial Supplement: Table 2 Condensed Consolidated Balance Sheet Quarterly (Unaudited)

						2Q12 Change vs.
(Dollars in thousands)	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
Assets
Cash and amounts due from depository institutions	$6,921	$11,287	$13,747	$8,237	$9,181	$(4,366)	$(2,260)
Interest-bearing deposits in other financial institutions	279,060	199,031	206,785	353,760	363,309	80,029	(84,249)
Cash and cash equivalents	285,981	210,318	220,532	361,997	372,490	75,663	(86,509)
Investment securities available-for-sale	280,662	322,832	349,929	350,225	349,387	(42,170)	(68,725)
Federal Home Loan Bank stock	4,651	8,802	8,802	8,882	10,604	(4,151)	(5,953)
Loans receivable:
Noncovered under FDIC loss share agreements	881,120	802,955	701,029	650,312	546,154	78,165	334,966
Covered under FDIC loss share agreements, net	687,451	743,838	812,154	770,102	814,361	(56,387)	(126,910)
Allowance for loan losses (noncovered loans)	(13,317)	(11,681)	(10,207)	(7,670)	(6,914)	(1,636)	(6,403)
Allowance for loan losses (covered loans)	(67,346)	(56,087)	(59,277)	(14,075)	—	(11,259)	(67,346)
Net loans	1,487,908	1,479,025	1,443,699	1,398,669	1,353,601	8,883	134,307
Mortgage loans held for sale	1,907	3,719	6,229	1,661	2,516	(1,812)	(609)
Other real estate owned:
Noncovered under FDIC loss share agreements	976	957	1,210	1,072	738	19	238
Covered under FDIC loss share agreements	60,334	63,572	84,496	94,647	102,822	(3,238)	(42,488)
Premises and equipment, net	38,298	36,971	36,760	36,832	35,741	1,327	2,557
Goodwill	6,562	6,562	6,562	6,562	6,562	—	—
Core deposit intangible, net	1,360	1,636	1,882	1,925	2,161	(276)	(801)
FDIC receivable for loss share agreements, net	419,786	460,593	529,440	358,096	468,361	(40,807)	(48,575)
Other assets	81,804	81,661	86,793	54,792	61,298	143	20,506
Total assets	$2,670,229	$2,676,648	$2,776,334	$2,675,360	$2,766,281	$(6,419)	$(96,052)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	343,214	312,967	297,188	$262,331	$256,087	$30,247	$87,127
Interest-bearing deposits	1,821,922	1,875,908	2,001,277	1,980,652	2,103,343	(53,986)	(281,421)
Total deposits	2,165,136	2,188,875	2,298,465	2,242,983	2,359,430	(23,739)	(194,294)
Securities sold under agreements to repurchase	2,845	1,421	4,749	6,145	4,831	1,424	(1,986)
Notes payable	2,531	2,535	2,539	2,542	2,546	(4)	(15)
Other liabilities	79,663	75,314	73,293	34,559	24,868	4,349	54,795
Total liabilities	2,250,175	2,268,145	2,379,046	2,286,229	2,391,675	(17,970)	(141,500)
Total shareholders’ equity	420,054	408,503	397,288	389,131	374,606	11,551	45,448
Total liabilities and shareholders’ equity	$2,670,229	$2,676,648	$2,776,334	$2,675,360	$2,766,281	$(6,419)	$(96,052)
Capital Ratios
Average equity to average assets	15.62%	15.30%	13.37%	13.99%	13.64%	.32%	1.98%
Leverage ratio	15.24	15.06	13.76	14.16	13.49	.18	1.75
Tier I risk-based capital ratio	31.45	32.92	33.84	33.78	34.80	(1.47)	(3.35)
Total risk-based capital ratio	32.77	34.22	35.15	35.03	35.46	(1.45)	(2.69)

State Bank Financial Corporation 2Q12 Financial Supplement: Table 3 Condensed Consolidated Income Statement Quarterly (Unaudited)

						2Q12 Change vs.
(Dollars in thousands, except per share data)	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
Total interest income on invested funds	$3,027	$3,005	$3,154	$3,040	$2,768	$22	$259
Interest income on noncovered loans, including fees	13,722	11,834	12,486	10,096	9,174	1,888	4,548
Accretion income on covered loans	32,191	23,490	29,408	36,938	25,139	8,701	7,052
Total interest expense	2,566	2,852	3,595	4,603	6,457	(286)	(3,891)
Net interest income	46,374	35,477	41,453	45,471	30,624	10,897	15,750
Provision for loan losses (noncovered loans)	2,125	1,535	2,868	1,060	1,593	590	532
Provision for loan losses (covered loans)	2,902	(1,283)	16,768	2,815	451	4,185	2,451
Net interest income after provision for loan losses	41,347	35,225	21,817	41,596	28,580	6,122	12,767
Noninterest income:
Accretion (amortization) of FDIC receivable for loss share agreements	(3,997)	(7,001)	131	1,775	3,722	3,004	(7,719)
Service charges on deposits	1,199	1,212	1,370	1,383	1,435	(13)	(236)
Mortgage banking income	311	302	349	260	228	9	83
Gain (loss) on sale of investment securities	—	93	(20)	(31)	—	(93)	—
Gains on FHLB stock redemptions	434	—	772	574	1,132	434	(698)
Gains on acquisitions	—	—	14,890	—	—	—	—
ATM income	610	585	551	525	541	25	69
Other	200	1,031	740	2,203	777	(831)	(577)
Total noninterest income	(1,243)	(3,778)	18,783	6,689	7,835	2,535	(9,078)
Noninterest expense:
Salaries and employee benefits	13,628	12,963	14,333	12,293	11,895	665	1,733
Occupancy and equipment	2,419	2,457	2,795	2,008	1,997	(38)	422
Legal and professional fees	2,173	1,517	1,342	1,758	1,574	656	599
Marketing	366	264	935	844	936	102	(570)
Federal insurance premiums and other regulatory fees	355	418	193	(33)	1,210	(63)	(855)
Net cost of operations of other real estate owned	458	2,078	4,322	1,998	2,485	(1,620)	(2,027)
Data processing	1,336	1,864	1,387	1,285	1,165	(528)	171
Core deposit intangible amortization expense	276	246	241	236	247	30	29
Other	1,415	1,406	1,679	1,400	1,585	9	(170)
Total noninterest expense	22,426	23,213	27,227	21,789	23,094	(787)	(668)
Income before income taxes	17,678	8,234	13,373	26,496	13,321	9,444	4,357
Income tax expense	6,647	3,096	4,284	9,392	4,739	3,551	1,908
Net income	$11,031	$5,138	$9,089	$17,104	$8,582	$5,893	$2,449
Basic earnings per share	$.35	$.16	$.29	$.54	$.27	$.19	$.08
Diluted earnings per share	.34	.16	.28	.53	.26	.18	.08
Weighted average common shares outstanding:
Basic	31,613,581	31,611,603	31,611,581	31,611,581	31,611,358	1,978	2,223
Diluted	32,776,553	32,777,121	32,586,069	32,413,101	32,717,755	(568)	58,798

State Bank Financial Corporation 2Q12 Financial Supplement: Table 4 Condensed Consolidated Composition of Loans and Deposits Quarterly (Unaudited)

						2Q12 Change vs.
(Dollars in thousands)	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
Composition of Loans
Noncovered loans:
Construction, land & land development	$253,980	$212,165	$162,382	$139,433	$112,846	$41,815	$141,134
Other commercial real estate	356,476	339,084	307,814	292,559	274,153	17,392	82,323
Total commercial real estate	610,456	551,249	470,196	431,992	386,999	59,207	223,457
Commercial & industrial	35,186	38,021	35,817	36,253	40,754	(2,835)	(5,568)
Owner-occupied real estate	154,533	152,552	139,128	124,885	69,612	1,981	84,921
Total commercial & industrial	189,719	190,573	174,945	161,138	110,366	(854)	79,353
Residential real estate	41,449	39,356	33,738	29,293	26,510	2,093	14,939
Consumer & other	39,496	21,777	22,150	27,889	22,279	17,719	17,217
Total noncovered loans	881,120	802,955	701,029	650,312	546,154	78,165	334,966
Covered loans:
Construction, land & land development	136,200	176,164	190,110	184,242	202,420	(39,964)	(66,220)
Other commercial real estate	208,975	212,783	233,575	229,548	233,557	(3,808)	(24,582)
Total commercial real estate	345,175	388,947	423,685	413,790	435,977	(43,772)	(90,802)
Commercial & industrial	29,298	32,722	38,174	39,855	49,277	(3,424)	(19,979)
Owner-occupied real estate	118,848	128,219	143,523	118,324	126,603	(9,371)	(7,755)
Total commercial & industrial	148,146	160,941	181,697	158,179	175,880	(12,795)	(27,734)
Residential real estate	180,167	177,790	189,109	182,021	189,695	2,377	(9,528)
Consumer & other	13,963	16,160	17,663	16,112	12,809	(2,197)	1,154
Total covered loans	687,451	743,838	812,154	770,102	814,361	(56,387)	(126,910)
Total loans	$1,568,571	$1,546,793	$1,513,183	$1,420,414	$1,360,515	$21,778	$208,056
Composition of Deposits
Noninterest-bearing demand deposits	$343,214	$312,967	$297,188	$262,331	$256,087	$30,247	$87,127
Interest-bearing transaction accounts	331,550	316,738	359,020	286,130	278,184	14,812	53,366
Savings and money market accounts	1,016,619	1,103,151	1,140,552	1,234,359	1,323,414	(86,532)	(306,795)
Time deposits less than $100,000	222,402	249,047	274,415	245,377	272,250	(26,645)	(49,848)
Time deposits $100,000 or greater	170,844	196,197	213,200	198,790	210,861	(25,353)	(40,017)
Brokered and wholesale time deposits	80,507	10,775	14,090	15,996	18,634	69,732	61,873
Total deposits	$2,165,136	$2,188,875	$2,298,465	$2,242,983	$2,359,430	$(23,739)	$(194,294)

State Bank Financial Corporation 2Q12 Financial Supplement: Table 5 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						2Q12 Change vs.
(Dollars in thousands)	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
Nonperforming noncovered assets:
Nonaccrual loans	$4,197	$3,561	$1,905	$2,088	$3,478	$636	$719
Troubled debt restructurings	347	335	256	259	—	12	347
Total nonperforming noncovered loans	4,544	3,896	2,161	2,347	3,478	648	1,066
Other real estate owned	976	957	1,210	1,072	738	19	238
Total nonperforming noncovered assets	5,520	4,853	3,371	3,419	4,216	667	1,304
Nonperforming covered assets:
Other real estate owned (1)	$60,334	$63,572	$84,496	$94,647	$102,822	$(3,238)	$(42,488)
Noncovered assets:
Year-to-date charge-offs	$555	$68	$1,744	$1,390	$1,077	$487	$(522)
Year-to-date recoveries	5	7	118	95	86	(2)	(81)
Year-to-date net charge-offs	$550	$61	$1,626	$1,295	$991	$489	$(441)
Annualized YTD net charge-offs to total average noncovered loans	.13%	.03%	.23%	.29%	.40%	.10%	(.27)%
Ratios:
Nonperforming loans to total noncovered loans (2)	.52%	.49%	.31%	.36%	.64%	.03%	(.12)%
Nonperforming assets to loans + ORE:
Noncovered	.63	.60	.48	.52	.77	.03	(.14)
Covered	8.07	7.87	9.42	10.95	11.21	.20	(3.14)
Allowance for loan losses to loans:
Noncovered	1.51	1.45	1.46	1.18	1.27	.06	.24
Covered	9.80	7.54	7.30	1.83	—	2.26	9.80

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming loans to total loans is disclosed for noncovered loans only because there are no covered loans designated as nonperforming.

State Bank Financial Corporation 2Q12 Financial Supplement: Table 6 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						2Q12 Change vs.
(Dollars in thousands)	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
Selected Average Balances
Interest-bearing deposits in other financial institutions	$258,178	$158,949	$261,853	$389,013	$340,966	$99,229	$(82,788)
Taxable investment securities	292,678	333,661	365,388	353,426	373,404	(40,983)	(80,726)
Nontaxable investment securities, tax equivalent basis	12,469	10,199	11,267	11,823	10,540	2,270	1,929
Noncovered loans receivable (1)	840,428	740,905	709,071	601,610	499,463	99,523	340,965
Covered loans receivable	707,273	788,511	818,901	768,878	825,879	(81,238)	(118,606)
Total earning assets	2,111,026	2,032,225	2,166,480	2,124,750	2,050,252	78,801	60,774
Total nonearning assets	580,406	628,193	691,163	586,546	669,860	(47,787)	(89,454)
Total assets	2,691,432	2,660,418	2,857,643	2,711,296	2,720,112	31,014	(28,680)
Interest-bearing transaction accounts	323,126	310,662	309,991	268,364	235,218	12,464	87,908
Savings & money market deposits	1,052,130	1,115,877	1,204,433	1,294,561	1,301,519	(63,747)	(249,389)
Time deposits less than $100,000	237,154	262,116	322,617	258,196	294,247	(24,962)	(57,093)
Time deposits $100,000 or greater	247,466	214,205	261,114	216,408	234,893	33,261	12,573
FHLB advances	—	—	4,566	—	—	—	—
Notes payable	2,533	2,537	2,541	2,545	2,550	(4)	(17)
Securities sold under agreements to repurchase	2,776	3,564	4,030	4,098	2,345	(788)	431
Total interest-bearing liabilities	1,865,185	1,908,961	2,109,292	2,044,172	2,070,772	(43,776)	(205,587)
Noninterest-bearing demand deposits	330,488	300,704	306,346	260,814	240,655	29,784	89,833
Other liabilities	75,438	43,652	45,509	27,133	37,546	31,786	37,892
Shareholders’ equity	420,321	407,101	396,496	379,177	371,139	13,220	49,182
Total liabilities and shareholders' equity	2,691,432	2,660,418	2,857,643	2,711,296	2,720,112	31,014	(28,680)
Net Interest Margins (2)
Interest-bearing deposits in other financial institutions	.24%	.26%	.32%	.25%	.22%	(.02)%	.02%
Taxable investment securities	3.80	3.37	3.07	3.02	2.67	.43	1.13
Nontaxable investment securities, tax equivalent basis (3)	5.41	6.33	6.59	5.77	6.05	(.92)	(.64)
Noncovered loans receivable	6.57	6.42	6.99	6.66	7.37	.15	(.80)
Covered loans receivable	18.31	11.98	14.57	19.06	12.21	6.33	6.10
Total earning assets	9.34%	7.60%	8.37%	9.36%	7.27%	1.74%	2.07%
Interest-bearing transaction accounts	.12	.13	.12	.21	.26	(.01)	(.14)
Savings & money market deposits	.51	.50	.54	.71	1.02	.01	(.51)
Time deposits less than $100,000.86		1.12	1.17	1.75	2.21	(.26)	(1.35)
Time deposits $100,000 or greater	.95	1.08	1.38	1.77	2.22	(.13)	(1.27)
FHLB advances	—	—	.94	—	—	—	—
Notes payable	8.32	8.72	8.39	8.73	9.75	(.40)	(1.43)
Securities sold under agreements to repurchase	.10	.11	.27	.10	.17	(.01)	(.07)
Total interest-bearing liabilities	.55	.60	.69	.89	1.25	(.05)	(.70)
Net interest spread	8.78	7.00	7.68	8.47	6.02	1.78	2.76
Net interest margin	8.85%	7.03%	7.70%	8.50%	6.00%	1.82%	2.85%

(1) Includes nonaccruing loans.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to fully taxable basis. The taxable equivalent adjustments included above amount to $59 for 2Q12, $56 for 1Q12, $65 for 4Q11, $60 for 3Q11, and $56 for 2Q11.